UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

______________________________

WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

JANUARY 18, 2011

Greystone Logistics, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	000-26331	75-2954680
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1613 E. 15th, Tulsa, Oklahoma                                 74120
(Address of principal executive offices)                    (Zip Code)

(918) 583-7441
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 18, 2011 (the “Effective Date”), Greystone Real Estate, L.L.C., an Oklahoma limited liability company (“Greystone Real Estate”), and Greystone Manufacturing, L.L.C., an Oklahoma limited liability company (“Greystone Manufacturing”), entered into a Real Property Sale and Lease Agreement (the “Contract”).  Greystone Real Estate is owned by Warren F. Kruger, President and Chief Executive Officer of the registrant as well as a member of the Board of Directors of the registrant, and Robert B. Rosene, Jr., a member of the Board of Directors of the registrant.  Greystone Manufacturing is a wholly-owned subsidiary of the registrant.  The Contract calls for Greystone Manufacturing to sell its approximately 60,000 square foot manufacturing facility located in Bettendorf, Iowa and the real estate on which such facility is located (collectively, the “Facility”) to Greystone Real Estate for a purchase price of $2,700,000.00 (the “Purchase Price”) and, upon such sale, for Greystone Real Estate to lease the Facility to Greystone Manufacturing for a period of 120 months at a monthly rental rate of $20,133.33.  The sale was effective as of the Effective Date.  The Purchase Price is payable as follows: (a) $1,341,463.58 to be paid on the Effective Date by Greystone Real Estate to Greystone Plastics, Inc. on behalf of Greystone Manufacturing in order to pay off the loan from Greystone Plastics, Inc. to Greystone Manufacturing that financed Greystone Manufacturing’s purchase of the Facility, (b) $658,536.42 to be paid in cash on the Effective Date by Greystone Real Estate to Greystone Manufacturing, and (c) $700,000.00 to be paid by Greystone Real Estate to Greystone Manufacturing pursuant to a promissory note with an interest rate of 5% per annum and all principal and accrued interest thereon being due on April 18, 2011.  In addition, the Contract (y) provides Greystone Manufacturing with the option to purchase the Facility during the term of the Contract at a price equal to the fair market value thereof, and (z) calls for Greystone Manufacturing to be responsible for taxes, utilities, maintenance and insurance with respect to the Facility.  The Contract also contains warranty, indemnification and other provisions that are customary in such types of agreements.

Item 7.01.  Regulation FD Disclosure.

On February 15, 2011, the registrant issued a press release regarding recent events affecting the registrant.  A copy of the press release is attached to this report as Exhibit 99.1 and is being furnished pursuant to Regulation FD.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

     99.1   Press Release dated February 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREYSTONE LOGISTICS, INC.

Date: February 15, 2011	By:	/s/ William W. Rahhal
William W. Rahhal
Chief Financial Officer